UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 16, 2004

MORRIS PUBLISHING GROUP, LLC

(Exact name of registrant as specified in its charter)

Georgia	333-112246	58-1445060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia 30901

(Address of principal executive offices and zip code)

(706) 724-0851

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.

On July 16, 2004, Morris Publishing Group, LLC announced via press release that it has amended the terms of its existing $400 million senior credit facilities, to replace its existing $225 million Tranche B Term Loans with $100 million of new Tranche A Term Loans and $150 million of Tranche C Term Loans, and reduced its Revolving Credit Commitments from $175 million to $150 million. Currently, no amounts are outstanding on the Revolving Credit Commitments. A copy of Morris Publishing’s press release is hereby incorporated by reference herein as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2004	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Morris Publishing Group, LLC, dated July 16, 2004.

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